SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Thermo Electron Corporation
             (Exact Name of Registrant as Specified in its Charter)


Delaware                                                              04-2209186
--------                                                              ----------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

81 Wyman Street, Waltham, Massachusetts                               02454-9046
---------------------------------------                               ----------
(Address of Principal Executive Offices)                              (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
---------- (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                       Name of Each Exchange on Which
      To be so Registered                       Each Class is to be Registered
      -------------------                       -------------------------------

Units, each consisting of a fractional share      American Stock Exchange
of common stock, $1.00 par value per share, and one redemption right


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

This Form 8-A is being filed by Thermo Electron Corporation to reflect the fact that it has assumed the obligations of ThermoLase Corporation under its units, formerly consisting of one share of ThermoLase common stock and a right to require ThermoLase to redeem the share in April 2001 for $20.25 per share (the "Units") as a result of the merger, effective August 14, 2000, of a wholly owned subsidiary of Thermo Electron with and into ThermoLase. Information concerning the Units registered hereunder is included in the section captioned "Description of Securities" in ThermoLase's Registration Statement on Form S-4 filed with the Commission on January 13, 1997 (Registration No. 333-19633), which information is incorporated herein by reference. In addition, as a result of the merger, in which holders of ThermoLase common stock (other than Thermo Electron) received
0.132 shares of common stock of Thermo Electron in exchange for each ThermoLase share, each Unit now consists of 0.132 shares of Thermo Electron common stock and a right to require Thermo Electron to redeem the fractional share in April 2001 for $20.25 per share.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   THERMO ELECTRON CORPORATION



                                   By:  /s/ Theo Melas-Kyriazi
                                        --------------------------------------
                                        Theo Melas-Kyriazi
                                        Vice President and Chief
                                        Financial Officer

Date: August 14, 2000